Exhibit 99.1

Perfect Moment Reports Fiscal Q4 and Full Year 2026 Results

Revenue increased double digits on a quarterly and annual basis

Gross margin and adjusted EBITDA improved significantly for the fourth consecutive quarter driven by strategic operational improvements executed throughout the year

Strong operational foundation sets stage for profitable growth in fiscal 2027 and beyond

LONDON—June 29, 2026—Perfect Moment Ltd. (OTC: PMNT) (“Perfect Moment” or the “Company”), the high-performance, luxury lifestyle brand that fuses technical excellence with fashion-led designs, reported results for its fiscal fourth quarter and full year ended March 31, 2026.

Fiscal Q4 2026 Financial Highlights

●	Revenue up 13.4% to $5.7 million compared to $5.0 million in Q4 FY25.
●	Gross margin improved significantly to 83.0% compared to 32.0% in Q4 FY25.
●	Total operating expenses decreased 21.9% to $6.4 million compared to $8.2 million in Q4 FY25.
●	Loss from operations improved by approximately $4.9 million to $1.6 million compared to a loss from operations of $6.6 million in Q4 FY25.
●	Net loss improved by approximately $5.8 million to $1.6 million, or $(0.02) per diluted share, compared to a net loss of $7.3 million, or $(0.45) per diluted share, in Q4 FY25.
●	Adjusted EBITDA loss improved by approximately $4.7 million to $1.0 million compared to an adjusted EBITDA loss of $5.7 million in Q4 FY25.

Fiscal Full Year 2026 Financial Highlights

●	Revenue up 9.8% to $23.6 million compared to $21.5 million in the year-ago period.
●	Gross margin improved to 67.6%, up from 48.5% in the year-ago period.
●	Total operating expenses decreased 12.5% to $21.2 million compared to $24.2 million in the year-ago period.
●	Loss from operations improved by approximately $8.6 million to $5.2 million compared to a loss from operations of $13.8 million in the year-ago period.
●	Net loss improved by approximately $8.8 million to $7.1 million, or $(0.23) per diluted share, compared to a net loss of $15.9 million, or $(0.99) per diluted share, in the year-ago period.
●	Adjusted EBITDA loss improved by approximately $7.8 million to $3.5 million compared to an adjusted EBITDA loss of $11.3 million in the year-ago period.

Management Commentary

“Fiscal 2026 was a defining year for Perfect Moment – one where the strategic work we’ve been executing is now clearly visible in our annual results,” said Jane Gottschalk, Co-Founder, Creative Director and President of Perfect Moment. “Growing revenue 10%, achieving meaningful gross margin expansion, and significantly narrowing losses reflect our team’s collective commitment to transform this business into a sustainable, profitable grower. Importantly, we achieved this growth while navigating a complex global duty and tariff environment, a testament to the resilience of the operating model we’ve built. During the quarter, we also strengthened our financial foundation by securing $12 million in growth financing, enhancing our liquidity and providing flexibility to expand our product categories, execute our strategic initiatives, and continue our path toward sustainable profitability. We have made meaningful progress in our evolution into a four-season luxury outerwear and lifestyle brand, and I am confident that the foundation we’ve built positions us to deliver lasting value for our shareholders as we move into fiscal 2027 and beyond.”

Chath Weerasinghe, Chief Financial and Operating Officer of Perfect Moment, commented: “Our results reflect the full impact of the operational and financial discipline we have instilled across the business. Annual Wholesale channel growth of 42% was a significant contributor to our overall double digit revenue increase, underscoring the strength of our partner relationships and commercial strategy. Over the past year, we’ve significantly improved the efficiency of our operating model – our European fulfilment center meaningfully improved supply chain efficiency and reduced transit times across key markets, while renegotiated supplier terms and enhanced vendor management drove more favorable input costs. Disciplined pricing ensured margin preservation across channels without compromising our competitive positioning, and broader supply chain reengineering allowed us to optimize cost structures across the full product lifecycle despite headwinds during the year – collectively delivering significant gross margin expansion for the year. We enter fiscal 2027 and the winter season with the infrastructure, cost discipline and commercial momentum to pursue continued profitable growth and create long-term shareholder value.”

Brand and Marketing Highlights

Perfect Moment’s brand strategy is built on three pillars: aspirational positioning rooted in ski heritage, a distinctive visual identity that travels across channels, and high-impact partnerships that extend reach into new audiences. In FY2026, this strategy delivered strong results.

●	Global UVPM (Unique Visitors per Month): 16.8 billion, +1.2% year-over-year.
●	Total Social Audience (KOLs): 1.2 billion, +28% year-over-year.
●	Social Audience During Ski Season (FQ3–FQ4): 905.2 million, +52% year-over-year.

The Company’s strategic collaboration with Alpine Formula One Team was a standout contributor, generating over 1.1 billion in global PR reach (UVPM) and delivering strong social performance across both brand channels — demonstrating the effectiveness of targeted, high-profile collaborations in amplifying visibility and engagement.

Looking ahead, there is significant runway in underpenetrated and emerging markets, where Perfect Moment’s aspirational positioning and growing global media presence provide a strong foundation for continued customer acquisition.

Fiscal Q4 and Full Year 2026 Financial Summary

Fourth quarter total net revenue increased 13.4% to $5.7 compared to $5.0 million in the year-ago quarter. For the full year 2026, total net revenue was $23.6 million, an increase of 9.8% compared to $21.5 million in the same comparable year-ago period. The increase was driven by a stronger wholesale order book and improved operational execution, enabling more efficient fulfillment and shipping timing compared to the prior period.

Fourth quarter eCommerce net revenue decreased 12.7% to $3.7 million compared to $4.3 million in the year-ago quarter. For the full year 2026, eCommerce net revenue decreased 17.9% to $8.3 million compared to $10.1 million in the same comparable year-ago period. The decreases reflect the Company’s strategic shift away from discounted online sales as it transitions toward a full-price brand model.

Fourth quarter wholesale revenue increased significantly to $1.5 million compared to $45,000 in the year-ago quarter. For the full year 2026, wholesale revenue increased 42.3% to $14.4 million compared to $10.1 million in the same comparable year-ago period.

Fourth quarter gross profit increased significantly to $4.7 million compared to $1.6 million in the year-ago quarter. Fourth quarter gross margins were 83.0% compared to 32.0% in the year-ago quarter. For the full year 2026, gross profit increased 53.0% to $16.0 million compared to $10.4 million in the same comparable year-ago period. During the same period, gross margins were 67.6% compared to 48.5%. The increases primarily reflect improved supply chain efficiency, favorable sourcing economics, disciplined pricing, and broader supply chain optimization initiatives.

Fourth quarter total operating expenses decreased 21.9% to $6.4 million from $8.2 million in the year-ago quarter.

For the full year 2026, total operating expenses decreased 12.5% to $21.2 million from $24.2 million in the same comparable year-ago period. The decreases were driven by continued cost discipline and a more efficient allocation of marketing resources.

Fourth quarter loss from operations improved by approximately $4.9 million to $1.6 million compared to a loss from operations of $6.6 million in the year-ago quarter. For the full year 2026, loss from operations improved by approximately $8.6 million to $5.2 million compared to a loss from operations of $13.8 million in the same comparable year-ago period.

Fourth quarter net loss was $1.6 million, or $(0.02) per diluted share, compared to a net loss of $7.3 million, or $(0.45) per diluted share, in the year-ago quarter. For the full year 2026, net loss was $7.1 million, or $(0.23) per diluted share, compared to a net loss of $15.9 million, or $(0.99) per diluted share, in the same comparable year-ago period.

Fourth quarter adjusted EBITDA loss improved by approximately $4.7 million to $1.0 million compared to an adjusted EBITDA loss of $5.7 million in the year-ago quarter. For the full year 2026, adjusted EBITDA loss improved by approximately $7.8 million to $3.5 million compared to an adjusted EBITDA loss of $11.3 million in the same comparable year-ago period. The improvements in adjusted EBITDA were primarily driven by the aforementioned increase in gross profit, warehouse efficiencies and better cost control across distribution activities.

Balance Sheet Highlights

The Company’s liquidity position at March 31, 2026, reflects accounts receivable of $2.1 million compared to $5.1 million at December 31, 2025. This decrease primarily reflects the collection of outstanding receivables during the quarter, supporting overall liquidity in the current period.

Inventory of $3.9 million compared to $1.6 million in the same period last year. The increase reflects higher stock purchases to support the upcoming winter season, expanded sales channels, improved inventory planning and purchasing timing to support stronger sell-through performance.

About Perfect Moment Ltd.

Founded in Chamonix, France, Perfect Moment is a luxury outerwear and activewear brand that merges alpine heritage with fashion-forward performance. Known for its technical excellence, bold design, and versatile pieces that transition seamlessly from slopes to city, the brand is worn by athletes, tastemakers, and celebrities worldwide. Perfect Moment is traded on the OTCQB under the ticker symbol PMNT. Learn more at www.perfectmoment.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the sections titled “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PERFECT MOMENT LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

	Year Ended March 31, 2026	Year Ended March 31, 2025

Revenue, net	$23,603	$21,501
Cost of sales	7,644	11,072
Gross profit	15,959	10,429
Operating expenses:
Selling, general and administrative expenses	17,965	20,685
Marketing and advertising expenses	3,234	3,540
Total operating expenses	21,199	24,225
Loss from operations	(5,240)	(13,796)
Other income (expense), net:
Interest expense and finance costs (including $1,002 and $0 of interest to related parties)	(2,280)	(2,046)
Foreign currency transactions gain (loss)	4	(107)
Other income	385	10
Total other expense, net	(1,891)	(2,143)
Net Loss	(7,131)	(15,939)
Dividends on Series AA Convertible Preferred Stock	(506)	-
Net loss attributable to common stockholders	$(7,637)	$(15,939)
Basic and diluted loss per share attributable to common stockholders	$(0.23)	$(0.99)
Basic and diluted weighted-average number of shares outstanding	33,074,619	16,095,138
Other comprehensive loss
Net loss	$(7,131)	$(15,939)
Foreign currency translation (loss) gain	(283)	62
Comprehensive loss	$(7,414)	$(15,877)

PERFECT MOMENT LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	March 31, 2026	March 31, 2025
ASSETS

Current assets:
Cash and cash equivalents	$1,151	$6,159
Restricted cash	-	1,350
Accounts receivable, net	2,146	886
Inventories, net	3,897	1,567
Prepaid and other current assets	2,950	2,812
Total current assets	10,144	12,774
Long term assets:
Operating lease right-of-use assets	1,003	44
Property and equipment, net	499	483
Other non-current assets	582	36
Total assets	$12,228	$13,337
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Trade payables	$3,601	$2,594
Accrued expenses	2,859	4,233
Trade finance facility	-	2,495
Short-term borrowings, net	-	1,851
Operating lease obligations, current	37	44
Deferred revenue	245	264
Total current liabilities	6,742	11,481
Long term liabilities:
Line of credit from related party, non-current	5,140	-
Operating lease obligations, non-current	1,032	-
Total liabilities	12,914	11,481
Commitments and contingencies (see Note 14)	-	-
Stockholders’ (deficit) equity:
Series AA convertible preferred stock, $0.0001 par value, 1,800,000 shares authorized; Nil shares and 924,921 shares issued and outstanding as of March 31, 2026 and 2025, respectively	-	-
Common stock; $0.0001 par value, 100,000,000 shares authorized: 47,048,174 and 19,291,000 shares issued and outstanding as of March 31, 2026 and 2025, respectively	4	2
Additional paid-in-capital	71,663	66,793
Accumulated other comprehensive loss	(306)	(23)
Accumulated deficit	(72,047)	(64,916)
Total stockholders’ (deficit) equity	(686)	1,856
Total liabilities and stockholders’ (deficit) equity	$12,228	$13,337

Use Of Non-GAAP Measures

In addition to our results under generally accepted accounted principles (“GAAP”), we present Adjusted EBITDA as a supplemental measure of our performance. However, Adjusted EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Adjusted EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs and changes in fair value of derivative liability.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations in that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA

	For the Year Ended March 31, 2026	For the Year Ended March 31, 2025

Net loss, as reported	$(7,131)	$(15,939)

Adjustments:
Interest expense	2,280	2,046
Stock compensation expense	476	1,334
Amortization of stock-based marketing services	558	910
Depreciation and amortization	323	342
Adjusted EBITDA	$(3,494)	$(11,307)

We present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Adjusted EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the Adjusted EBITDA does not reflect any cash requirements for such replacements.

Contacts

Investor Relations Contact:

Gateway Group
Cody Slach, Greg Robles
949.574.3860
PMNT@gateway-grp.com

Press Contact:

press@perfectmoment.com